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                                   AMENDMENT,
                               DATED MAY 21, 2001,
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                           BETWEEN RYDEX SERIES FUNDS
                            AND PADCO ADVISORS, INC.,
                               DATED MAY 14, 1993,
                                   AS AMENDED


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                                  AMENDMENT TO
                         INVESTMENT MANAGEMENT CONTRACT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.

    The following amendment is made to Section 4 of the Investment Management contract between Rydex Series Funds (the "Trust") and PADCO Advisors, Inc. (the "Manager"), dated May 14, 1993, as amended to date (the "Contract"), and is hereby incorporated into and made a part of the Contract:

         Section 4 of the Contract is amended, effective May 21, 2001, to read as follows:

         "As compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

              The Rydex U.S. Government
                Bond Fund                               0.50% (50/100's of one percent)

              The Rydex U.S. Government
                Money Market Fund                       0.50% (50/100's of one percent)

              The Nova Fund*                            0.75% (75/100's of one percent)

              The Ursa Fund*                            0.90% (90/100's of one percent)

              The Arktos Fund*                          0.90% (90/100's of one percent)

              The Juno Fund*                            0.90% (90/100's of one percent)

              THE NOVA MASTER FUND                      0.75% (75/100'S OF ONE PERCENT)

              The Ursa Master Fund                      0.90% (90/100's of one percent)

              THE OTC MASTER FUND                       0.75% (75/100'S OF ONE PERCENT)

              The Arktos Master Fund                    0.90% (90/100's of one percent)

              The Juno Master Fund                      0.90% (90/100's of one percent)

              THE MID-CAP MASTER FUND                   0.90% (90/100'S OF ONE PERCENT)

              THE UTILITIES MASTER FUND                 0.85% (85/100'S OF ONE PERCENT)

              The Rydex OTC Fund*                       0.75% (75/100's of one percent)

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
              The Large-Cap Europe Fund                 0.90% (90/100's of one percent)

              The Large-Cap Japan Fund                  0.90% (90/100's of one percent)

              The Mekros Fund                           0.90% (90/100's of one percent)

              THE MID-CAP FUND*                         0.90% (90/100'S OF ONE PERCENT)

              The Rydex Banking Fund                    0.85% (85/100's of one percent)

              The Rydex Basic Materials Fund            0.85% (85/100's of one percent)

              The Rydex Biotechnology Fund              0.85% (85/100's of one percent)

              The Rydex Consumer Products Fund          0.85% (85/100's of one percent)

              The Rydex Electronics Fund                0.85% (85/100's of one percent)

              The Rydex Energy Fund                     0.85% (85/100's of one percent)

              The Rydex Energy Services Fund            0.85% (85/100's of one percent)

              The Rydex Financial Services Fund         0.85% (85/100's of one percent)

              The Rydex Health Care Fund                0.85% (85/100's of one percent)

              The Rydex Internet Fund                   0.85% (85/100's of one percent)

              The Rydex Leisure Fund                    0.85% (85/100's of one percent)

              The Rydex Precious Metals Fund            0.75% (75/100's of one percent)

              THE REAL ESTATE FUND                      0.85% (85/100'S OF ONE PERCENT)

              The Rydex Retailing Fund                  0.85% (85/100's of one percent)

              The Rydex Technology Fund                 0.85% (85/100's of one percent)

              The Rydex Telecommunications Fund         0.85% (85/100's of one percent)

              The Rydex Transportation Fund             0.85% (85/100's of one percent)

              The Rydex Utilities Fund*                 0.85% (85/100's of one percent)

* So long as a Fund is investing through a master-feeder structure the advisory fee will be 0.0%.

                  ADDITIONS and [DELETIONS] are noted in BOLD.

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The fee will be paid monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Contract, the fee shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to each such Fund. For purposes of calculating the Manager's fee, the value of the net assets of each respective Fund shall be determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund's current Prospectus and Statement of Additional Information."

     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 21st day of May 2001.

                           RYDEX SERIES FUNDS

                           /s/ Albert P. Viragh, Jr.
                           ------------------------------
                           By:      Albert P. Viragh, Jr.
                           Title:   President


                           PADCO ADVISORS, INC.

                           /s/ Albert P. Viragh, Jr.
                           ------------------------------
                           By:      Albert P. Viragh, Jr.
                           Title:   President